Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ignyte Acquisition Corp. (the “Company”) on Form 10-Q for the three months ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, David Rosenberg, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 15, 2021	By:	/s/ David Rosenberg
David Rosenberg
Co-Chief Executive Officer
(Principal Executive Officer)